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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-60314 of NYFIX, Inc. and subsidiary of our report dated March 2, 2001 (March 14, 2001 as to Note 18) included in the Annual Report on Form 10-K of NYFIX, Inc. for the year ended December 31, 2000 and the use of our report dated March 2, 2001 (March 14, 2001 as to Note 18) appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
May 31, 2001